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                                                                   EXHIBIT 10.13


                                 BUSINESS LEASE
                                 (Net, Net, Net)

                  THIS LEASE is made this 10th day of April, 1996, between Jeff & Linda Veres (the "Lessor") and Access Communications (the "Lessee").

                  In consideration of the payment of the rent and the performance of the covenants and agreements by the Lessee set forth below, the Lessor does hereby lease to the Lessee the following described property situate in the County of Arapahoe, in the State of Colorado, the street address of which is 7076 S. Alton Way, Building A, Englewood, CO 80112.

                  TO HAVE AND TO HOLD the same with all the appurtenances unto the said Lessee from twelve o'clock noon on the 10th day of April, 1996, and until twelve o'clock noon on the 9th day of April, 2016 in and for a rental for the full term of $720,000, payable in monthly installments of $3000, on or before twelve o'clock noon on the 5th day of each calendar month during the term of this lease at the office of the Lessor at 9160 S. Princeton St., Highlands Ranch, CO 80126, Colorado, without notice.

                  The Lessee, in consideration of the leasing of the premises agrees as follows:

                  1. To pay the rent for the premises above-described.

                  2. To pay to the Lessor those items listed below, or the Lessee's proportional share thereof, which for the purposes of this Lease is deemed to be 100%, which amount shall be considered as additional rent, and shall be due on the presentation of the appropriate bill to the Lessee:

                           (a) all taxes, assessments, and other governmental
charges which are levied against and may create a statutory lien upon the leased premises which are levied or assessed during the term of this Lease;

                           (b) all premiums for fire and extended coverage
insurance, property damage, and liability insurance in such amounts as the Lessor may reasonably require; and

                           (c) all costs and expenses of repairing and
maintaining the building, all of its components, and all land surrounding the building.

                  3. To keep the improvements upon the premises, including sewer connections, plumbing, wiring and glass in good repair, all at Lessee's expense, and at the expiration of this lease to surrender the premises in as good a condition as when the Lessee entered the premises, loss by fire, inevitable accident, and ordinary wear excepted. To keep all sidewalks on and around the premises free and clear of ice and snow, and to keep the entire exterior premises free from all litter, dirt, debris and obstructions; to keep the premises in a clean and sanitary condition as required by the ordinances of the city and county in which the property is situate.

                  4. To sublet no part of the premises, and not to assign the lease or any interest therein without the written consent of the Lessor.


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                  5. To use the premises only as Office/Warehouse and to use the premises for no purposes prohibited by the laws of the United States or the State of Colorado, or of the ordinances of the city or town in which said premises are located, and for no improper or questionable purposes whatsoever, and to neither permit nor suffer any disorderly conduct, noise or nuisance having a tendency to annoy or disturb any persons occupying adjacent premises.

                  6. To neither hold nor attempt to hold the Lessor liable for any injury or damage, either proximate or remote, occurring through or caused by the repairs, alterations, injury or accident to the premises, or adjacent premises, or other parts of the above premises not herein demised, or by reason of the negligence or default of the owners or occupants thereof or any other person, nor to hold the Lessor liable for any injury or damage occasioned by defective electric wiring, or the breakage or stoppage of plumbing or sewerage upon said premises or upon adjacent premises, whether breakage or stoppage results from freezing or otherwise; to neither permit nor suffer said premises, or the walls or floors thereof, to be endangered by overloading, nor said premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous, nor make any alterations in or changes in, upon, or about said premises without first obtaining the written consent of the Lessor therefore, but to permit the Lessor to place a "For Rent" card or sign upon the leased premises at any time after sixty (60) days before the end of this lease.

                  7. To allow the Lessor to enter upon the premises at any reasonable hour.

                  8. To pay all charges for water and water rents, and for heating and lighting of the building in which said premises are located.

                  IT IS EXPRESSLY UNDERSTOOD AND AGREED BETWEEN LESSOR AND LESSEE AS FOLLOWS:

                  9. No assent, express or implied, to any breach of any one or more of the agreements hereof shall be deemed or taken to be a waiver of any succeeding or other breach. Any payment by Lessee, or acceptance by Lessor, of a lesser amount than due shall be treated only as a payment on account. Further, failure of the Lessor to timely bill for taxes, insurance or repairs, as required herein, shall not be deemed a waiver of the Lessee's liability to pay same.

                  10. If, after the expiration of this lease, the Lessee shall remain in possession of the premises and continue to pay rent without a written agreement as to such possession, then such tenancy shall be regarded as a month-to-month tenancy, at a monthly rental, payable in advance, equivalent to the last month's rent paid under this lease, and subject to all the terms and conditions of this lease.

                  11. If the premises are left vacant and any part of the rent reserved hereunder is not paid, then the Lessor may, without being obligated to do so, and without terminating this lease, retake possession of the said premises and rent the same for such rent, and upon such conditions as the Lessor may think best, making such change and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Lessees shall be liable for the balance of the rent herein reserved until the expiration of the term of this lease.



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                  12. The Lessor acknowledges receipt of a deposit in the amount of $________ to be held by the Lessor for the faithful performance of all of the terms, conditions and covenants of this lease. The Lessor may apply the deposit to cure any default under the terms of this lease and shall account to the Lessee for the balance. The Lessee may not apply the deposit hereunder to the payment of the rent reserved hereunder or the performance of other obligations.

                  13. If any part of the rent provided to be paid herein is not paid when due, or if any default is made in any of the agreements by the Lessee contained herein, it shall be lawful for the Lessor to declare the term ended, and to enter into the premises, either with or without legal process, and to remove the Lessee or any other person occupying the premises, using such force as may be necessary, without being liable to prosecution, or in damages therefor, and to repossess the premises free and clear of any rights of the Lessee. If, at any time, this lease is terminated under this paragraph, the Lessee agrees to peacefully surrender the premises to the Lessor immediately upon termination, and if the Lessee remains in possession of the premises, the Lessee shall be deemed guilty of forcible entry and detainer of the premises, and, waiving notice, shall be subject to forcible eviction with or without process of law.

                  14. In the event of any dispute arising under the terms of this lease, or in the event of non-payment of any sums arising under this lease and in the event the matter is turned over to any attorney, the party prevailing in such dispute shall be entitled, in addition to other damages or costs, to receive reasonable attorney's fees from the other party.

                  15. In the event any payment required hereunder is not made within ten (10) days after the payment is due, a late charge in the amount of five percent (5%) of the payment will be paid by the Lessee.

                  16. In the event of a condemnation or other taking by any governmental agency, all proceeds shall be paid to the Lessor hereunder, the Lessee waiving all right to any such payments.

                  17. This lease is made with the express understanding and agreement that, in the event the Lessee becomes insolvent, or is declared a bankrupt, then, in either event, the Lessor may declare this lease ended, and all rights of the Lessee hereunder shall terminate and cease.

                  THIS LEASE shall be binding on the parties, their personal representatives, successors and assigns.

                              ADDITIONAL PROVISIONS

                  Lease is negotiable in 5 yr increments in the years of 2001, 2006, 2011, and 2016.



/s/ Linda and Jeff Veres             /s/ Linda Veres, V.P. Access Communications
-------------------------------      -------------------------------------------
LESSOR                               LESSEE


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                            FIRST AMENDMENT TO LEASE

         This First Amendment to Lease (this "Amendment") is made as of the 13th day of August, 1999, between Jeff and Linda Veres ("Lessor") and DMA Ventures, Inc., d/b/a Access Communications ("Lessee"), to amend that certain Business Lease dated April 10, 1996 (the "Lease").

         For ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby amend the Lease as follows:

         1. TERM. The expiration date of the Lease set forth in the third full paragraph of the Lease is amended to provide that the Lease term will expire on December 31, 2001.

         2. EXTENSION.

         a. On the condition that Lessee is not then in default, Lessee shall have the option to extend the term of the Lease for an additional period of five years (the "Option Period") on the same terms, covenants and conditions of the Lease, except that the monthly rent during the Option Period will be determined pursuant to paragraph b below. Lessee will exercise its option by giving Lessor written notice at least 60 days prior to the expiration of the initial term of the Lease.

         b. Lessor and Lessee agree that the initial monthly rent for the Option Period will be determined as follows:

              i. Lessor and Lessee will have 15 days after Lessor receives notice of Lessee's exercise of the option within which to agree on the then-fair market rental value of the premises. If they agree on the initial monthly rent within the 15 days, they will amend the Lease by stating the monthly rent for the Option Period to be the then-fair market rental value.

              ii. If they are unable to agree on the initial monthly rent for the Option Period within 15 days, then the initial monthly rent for the Option Period will be the then-fair market rental value of the premises as determined in accordance with paragraph iv below.

              iii. The "then-fair market rental value of the premises" means the amount that a lessor under no compulsion to lease the premises and a lessee under no compulsion to lease the premises would determine as rent for the Option Period as of the commencement of the Option Period, taking into consideration the uses permitted under the Lease, the quality, size, design and location of the premises, and the rent for comparable premises located in the vicinity of the premises.

              iv. Within seven days after the expiration of the 15-day period set forth in paragraph ii above, Lessor and Lessee will each appoint a real estate appraiser with at least two years' full time commercial appraisal experience in the area in which the premises are located to appraise the then-fair market rental value of the premises. If either Lessor or Lessee does not appoint an appraiser within 10 days after the other has given notice of the name of its appraiser, the single appraiser appointed will be the sole appraiser and will set the then-fair market rental value of the premises. If two appraisers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the then-fair market rental value of the


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premises. If they are unable to agree within 30 days after the second appraiser has been appointed, they will attempt to elect a third appraiser meeting the qualifications stated in this paragraph within 10 days after the last day the two appraisers are given to set the then-fair market rental value of the premises. If they are unable to agree on the third appraiser, either Lessor or Lessee, by giving 10 days' prior notice to the other, can apply to the then presiding Judge of the Arapahoe County District Court for the selection of a third appraiser who meets the qualifications stated in this paragraph. Lessor and Lessee will bear one-half of the cost to appoint a third appraiser and one-half of the cost of the third appraiser's fee. The third appraiser, however selected, must be a person who has not previously acted in any capacity for either Lessor or Lessee.

         Within 30 days after the selection of the third appraiser, the majority of the appraisers will set the then-fair market rental value of the premises. If a majority of the appraisers are unable to set the then-fair market rental value of the premises within 30 days after selection of the third appraiser, the two appraisals that are closest in value will be averaged and the average will be the then-fair market rental value of the premises.

         3. NO OTHER CHANGES. Except as set forth in this Amendment, the Lease is in full force and effect and unmodified. This Amendment may be signed in two or more counterparts, all of which, when taken together will constitute one original agreement.

                                            DMA VENTURES, INC.

                                            D/B/A ACCESS COMMUNICATIONS

/s/ JEFF VERES                              By: /s/ Jeff Veres
----------------------------------             ---------------------------------
    JEFF VERES

/s/ LINDA VERES                             Its: President
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    LINDA VERES